UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Fortune Rise Acquisition Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FORTUNE RISE ACQUISITION CORPORATION

13575 58th Street North

Suite 200

Clearwater, Florida 33760

AMENDMENT TO THE PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

This amendment, dated March 27, 2023, amends and supplements the proxy statement of Fortune Rise Acquisition Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission on March 21, 2023, as amended (the “Proxy Statement”). The Proxy Statement relates to the Company’s Special Meeting of Stockholders, which is scheduled to be held April 10, 2023, at 10:00 a.m., Eastern Time (the “Special Meeting”). The Proxy Statement included a typographical error by stating that the issued and outstanding shares of Class A Common Stock on the Record Date was 10,336,327 when it should have been 10,440,500. The amendment also includes a statement regarding the use of trust funds to pay excise taxes. Except as described in this amendment, the information provided in the Proxy Statement continues to apply. If information in this amendment differs from or updates information contained in the Proxy Statement, then the information in this amendment is more current and supersedes the different information contained in the Proxy Statement. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Statement Regarding Use of Trust Funds to Pay Excise Taxes

Except for franchise taxes and income taxes, the proceeds placed in the trust account and the interest earned thereon shall not be used to pay for possible excise tax or any other fees or taxes that may be levied on us pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the IRA on any redemptions or stock buybacks by us.

Correction of Class A Shares of Common Stock as of Record Date

On the Record Date of the Special Meeting, there were 10,440,500 shares of Class A Common Stock and 2,443,750 shares of Class B Common Stock outstanding.

Correction of Beneficial Ownership of Our Common Stock

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this proxy statement, by:

●	each person known by us to be the beneficial owner of more than 5% of the shares of our outstanding common stock;

●	each of our officers and directors; and

●	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of the Warrants included in the Units sold in the IPO as these Warrants are not exercisable until the later of 30 days after the completion of our initial business combination, or 12 months from the closing of the IPO. As of the Record Date, there were 12,884,250 shares of common stock issued and outstanding, including 10,440,500 shares Class A Common Stock and 2,443,750 shares of Class B common Stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
J. Richard Iler	–	–
Ronald Pollack	–	–
Ryan Spick	–	–
Phil Goodman	–	–
All executive officers and directors as a group (4 individuals)(4)	–	–
Over 5% Stockholders:
Fortune Rise Sponsor LLC(2)(3)	2,343,750	18.19%
Water On Demand, Inc.(2)(3)	2,343,750	18.19%
Karpus Investment Management 183 Sully's Trail Pittsford, New York 14534	817,099	6.34%
Saba Capital Management, L.P.(4) 405 Lexington Avenue 58th Floor New York, New York 10174	782,708	6.07%
Periscope Capital Inc. (5) 333 Bay Street Suite 1240 Toronto, Ontario, Canada M5H 2R2	654,513	5.08%
Polar Asset Management Partners Inc. 16 York Street Suite 2900 Toronto, ON, Canada M5J 0E6	857,715	6.66%

*	less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Fortune Rise Acquisition Corporation, 13575 58th Street North, Suite 200, Clearwater, Florida 33760.
(2)	The Sponsor is the record holder of 2,343,750 Class B Shares of Common Stock reported herein. Water On Demand, Inc. is the owner of all of the equity interests of the Sponsor.
(3)	Includes 2,343,750 Class B shares of Common Stock.
(4)	Information shown is based solely on information reported by the filer on a Schedule 13G/A filed with the SEC on February 14, 2023, in which Saba Capital Management, L.P. reported that it and its related entities have shared voting and dispositive power over 782,708 shares of Class A Common Stock.
(5)	Information shown is based solely on information reported by the filer on a Schedule 13G filed with the SEC on February 13, 2023, in which Periscope Capital Inc. reported that it and its related entities have shared voting and dispositive power over 654,513 shares of Class A Common Stock.